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                                                                  EXHIBIT A

                          JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D dated May 24, 1996 with respect to the Series A Common Stock of Telemundo Group, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

                  This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Dated:  May 24, 1996



                                              /s/ Lawrence M. Blau
                                                  Lawrence M. Blau



                                              /s/ Mark Metzger
                                                  Mark Metzger